Exhibit 99.2(k)(i)



                           ADMINISTRATION AGREEMENT

     AGREEMENT made as of ______ ___, 2003 by and between each of the funds listed on Exhibit A hereto, each an Illinois limited liability company (each a "Fund" and together, the "Funds"), and ASPEN STRATEGIC ALLIANCE LLC, a Delaware limited liability company (the "Administrator").

                                  WITNESSETH:

     WHEREAS, each Fund is engaged in business as a closed-end, non-diversified management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

     WHEREAS, each Fund and Aspen Strategic Alliance LLC is party to an investment management agreement (each an "Investment Management Agreement" and together, the "Investment Management Agreements") pursuant to which Aspen Strategic Alliance LLC will serve as investment manager to each Fund (in such capacity, the "Investment Manager"); and

     WHEREAS, each Fund desires to retain the Administrator to provide administrative services to the Fund in the manner and on the terms hereinafter set forth; and

     WHEREAS, the Administrator is willing to provide administrative services to the Funds on the terms and conditions hereafter set forth; and

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Funds and the Administrator hereby agree as follows:

                                  ARTICLE I
                          DUTIES OF THE ADMINISTRATOR

     (a) General. Each Fund hereby employs the Administrator to serve as its primary administrator and to furnish, or arrange for affiliates or sub-administrators to furnish, the administrative services described below, subject to review by and the overall control of the Board of Directors of the Funds (the "Board"), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such employment with respect to each Fund and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Administrator and its affiliates shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent any Fund in any way or otherwise be deemed agents of a Fund.

     (b) Administrative Services. The Administrator shall perform or arrange for the performance of the following administrative and clerical services: (i) maintain and preserve the books and records, including financial and corporate records, of each Fund as required by law or otherwise for the proper operation of the Funds; (ii) prepare and, subject to approval by each Fund, file registration statements, notices, reports and other documents required by U.S. Federal, state and other applicable laws and regulations, including proxy materials and periodic reports to members of each Fund, and registration statements, notices, reports and other documents required by state "blue sky" laws; (iii) calculate and publish, or arrange for the calculation and publication of, the net asset value of each Fund's limited liability company interests ("Interests") in accordance with the valuation procedures established by each Fund's Board of Directors and notified to the Administrator; (iv) calculate, or arrange for the calculation of, dividends and distributions and performance data, and prepare other financial information regarding the Funds; (v) oversee and assist in the coordination of, and, as the Board may reasonably request or deem appropriate, make reports and recommendations to the Board on, the performance of administrative and professional services rendered to the Funds by others, including, as applicable, the custodian, registrar, transfer agent and dividend disbursing agent, investor servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable; (vi) furnish secretarial services to the Funds, including, without limitation, preparation or materials necessary in connection with meetings of each Fund's Board of Directors, including minutes, notices of meetings, agendas and other Board materials; (vii) provide the Funds with the services of an adequate number of persons competent to perform the administrative and clerical functions described herein; (viii) provide the Funds with administrative office and data processing facilities; (ix) arrange for payment of each Fund's expenses; (x) provide routine accounting services to the Funds, and consult with each Fund's officers, independent accountants, legal counsel, custodian, accounting agent and transfer and dividend disbursing agent in establishing the accounting policies of the Funds; (xi) prepare such financial information and reports as may be required by any banks from which a Fund borrows funds, if applicable; (xii) develop and implement procedures to monitor each Fund's compliance with regulatory requirements and with each Fund's investment policies and restrictions as set forth in each Fund's currently effective Prospectus and Statement of Additional Information filed under the Securities Act of 1933, as amended; (xiii) arrange for the services of persons who may be appointed as officers of a Fund, including the President, Vice Presidents, Treasurer, Secretary and one or more assistant officers; and (xiv) provide such assistance to the Investment Manager, the custodian, other Fund service providers and each Fund's counsel and auditors as generally may be required to carry on properly the business and operations of the Funds. Each Fund agrees to cause the Investment Manager to deliver to the Administrator, on a timely basis, such information as may be necessary or appropriate for the Administrator's performance of its duties and responsibilities hereunder, including but not limited to, member reports, records of transactions, valuations of investments (which may be based on information provided by a pricing service) and records of expenses borne by each Fund, and the Administrator shall be entitled to rely on the accuracy and completeness of such information in performing its duties hereunder.

     (c) Use of Sub-Administrators. In providing for any or all of the services indicated in section (b) hereof, and in satisfaction of its obligations to provide such services, the Administrator may enter into agreements with one or more other persons to provide such services to a Fund, provided that any such agreement shall have been approved by the Board, and provided further that the Administrator shall be as fully responsible to the Fund for the acts and omissions of any such service providers as it would be for its own acts or omissions hereunder.

                                  ARTICLE II
                      ALLOCATION OF CHARGES AND EXPENSES

     (a) The Administrator. The Administrator assumes and shall pay, or cause its affiliates to pay, for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall, at its own expense, provide the office space, facilities and necessary personnel which it is obligated to provided under Article I hereof. The Administrator shall pay, or cause its affiliates to pay, compensation of all officers of each Fund and all members of the Board of the Funds who are affiliated persons of the Administrator or of an affiliate of the Administrator.

     (b) The Fund. Each Fund assumes and shall pay or cause to be paid all other expenses of the Funds, which are described in the Investment Management Agreements.

                                 ARTICLE III
                       COMPENSATION OF THE ADMINISTRATOR

     For the services rendered, the facilities furnished and expenses assumed by the Administrator, each Fund shall pay to the Administrator at the end of each calendar month a fee equal to 0.50% of the average daily net assets of the Fund, and will reimburse the Administrator for certain out-of-pocket expenses. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above. Payment of the Administrator's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated above. During any period when the determination of net asset value is suspended by the Board, the net asset value of an Interest as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

                                  ARTICLE IV
                 LIMITATION OF LIABILITY OF THE ADMINISTRATOR

     (a) The Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in the management and administration of the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this
Article IV, the term "Administrator" shall include any affiliates of the Administrator performing services for the Fund contemplated hereby and partners, members, directors, officers and employees of the Administrator and such affiliates.

     (b) The Administrator may, at the expense of a Fund, (i) with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Fund, and (ii) with respect to the application of generally accepted accounting principles or Federal tax accounting principles, apply for and obtain the advice and opinion of the independent auditors of the Fund. The Administrator shall be fully protected with respect to any action taken or omitted by it in good faith in conformity with such advice or opinion.

     (c) Each Fund agrees to indemnify and hold harmless the Administrator from and against all charges, claims, expenses (including legal fees) and liabilities reasonably incurred by the Administrator in connection with the performance of its duties hereunder, except such as may arise from the Administrator's willful misfeasance, bad faith or gross negligence in the performance of its duties of its duties or its reckless disregard of its obligations and duties hereunder. Subject to requirements of applicable laws, such expenses shall be paid by the Fund in advance of the final disposition of any matter upon invoice by the Administrator and receipt by the Fund of an undertaking from the Administrator to repay such amounts if it shall ultimately be established that the Administrator is not entitled to payment of such expenses hereunder.

                                  ARTICLE V
                        ACTIVITIES OF THE ADMINISTRATOR

     The services of the Administrator to each Fund are not to be deemed to be exclusive, and the Administrator and each affiliate is free to render services to others. It is understood that the directors, officers, employees and members of each Fund are or may become interested in the Administrator and its affiliates, as directors, officers, employees, partners and members or otherwise, and that the Administrator and directors, officers, employees, partners and members of the Administrator and its affiliates are or may become similarly interested in a Fund as members or otherwise.

                                  ARTICLE VI
                  DURATION AND TERMINATION OF THIS AGREEMENT

     (a) This Agreement shall become effective as of the date first above written and shall remain in force for two years thereafter and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Board of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund, and
(ii) a majority of those members of the Board who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated at any time, without the payment of any penalty, by the Board or by the vote of a majority of the outstanding voting securities of the Fund, or by the Administrator, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

     (b) The Administrator hereby agrees that the books and records prepared hereunder with respect to each Fund are the property of the Fund and further agrees that upon the termination of this Agreement or otherwise upon request the Administrator will surrender promptly to the Fund copies of the books and records maintained hereunder.

                                 ARTICLE VII
                         AMENDMENTS OF THIS AGREEMENT

     This Agreement may be amended by the parties only if such amendment is specifically approved by a majority of those members of the Board who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                 ARTICLE VIII
                         DEFINITIONS OF CERTAIN TERMS

     The terms "vote of majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                  ARTICLE IX
                                 GOVERNING LAW

     This Agreement shall be construed in accordance with laws of the State of Delaware and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                                   ARTICLE X
                                    NOTICES

     All notices or other communications hereunder to either party shall be in writing and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid. Notice shall be addressed: (a) if to the Administrator, to: President, Aspen Strategic Alliance LLC, ________________; or (b) if to a Fund, to the address of the Fund set forth on Exhibit A hereto.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                       ASPEN STRATEGIC ALLIANCE LLC




                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:


                                       ASA HEDGED EQUITY FUND LLC



                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:


                                       ASA DEBT ARBITRAGE FUND LLC



                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:


                                       ASA MANAGED FUTURES FUND LLC



                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:


                                       ASA MARKET NEUTRAL EQUITY FUND LLC

                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT A
                                   ---------


                                 List of Funds
                                 -------------


Name of Fund                             Address for Notices
------------                             -------------------

ASA Hedged Equity Fund LLC
ASA Debt Arbitrage Fund LLC
ASA Managed Futures Fund LLC
ASA Market Neutral Equity Fund LLC